LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE LAZARUS ROTHSTEIN, ESQUIRE CHAD FRIEND, ESQUIRE MICHAEL RASMUSSEN, ESQUIRE _______________ OF COUNSEL: PETER P. LINDLEY, ESQUIRE, CPA STUART REED, ESQUIRE MARC S. WOOLF, ESQUIRE	WWW.LEGALANDCOMPLIANCE.COM WWW.SECURITIES-LAW-BLOG.COM

DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM

April 9, 2015

IEG Holdings Corporation

6160 West Tropicana Ave., Suite E-13

Las Vegas, NV 89103

Re:   IEG Holdings Corporation Registration Statement on Form S-1

Gentlemen:

We have acted as counsel for IEG Holdings Corporation, a Florida corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 170,290,274 shares of common stock (the “Registered Shares”) offered for resale by certain selling stockholders (the “Selling Stockholders”) named in the Company’s registration statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Registered Shares have been validly authorized and are validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Florida; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal & Compliance, LLC

By:	/s/ Laura Anthony
Laura Anthony, Esq.

330 CLEMATIS STREET, #217 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832